Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 13, 2019

Kinsale Capital Group, Inc.
2221 Edward Holland Drive, Suite 600
Richmond, VA 23230

Re:	Kinsale Capital Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kinsale Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 741,750 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (including 96,750 shares of Common Stock subject to an option) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3 (File No. 333-233041) of the Company relating to the Common Stock and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2019 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)          the prospectus, dated August 6, 2019 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)          the preliminary prospectus supplement, dated August 6, 2019 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

Kinsale Capital Group, Inc.
August 13, 2019

(d)          the prospectus supplement, dated August 7, 2019 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)          an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated August 7, 2019, between  the Company and J.P. Morgan Securities LLC, as representative of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares;

(f)           an executed copy of a certificate of Amanda Viol, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g)          a copy of the Company’s Second Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of July 25, 2019, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(h)          a copy of the Company’s By-laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “By-laws”);

(i)           a copy of certain resolutions of the Board of Directors of the Company, adopted on August 5, 2019, and certain resolutions of the Pricing Committee thereof, adopted on August 7, 2019, certified pursuant to the Secretary’s Certificate; and

(j)           an executed copy of the notice of exercise of option to purchase additional shares, dated August 9, 2019, from the Representative to the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, provided that (i) the consideration therefor is not less than $0.01 per Share and (ii) the issuance of the Shares does not conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the By-laws or any agreements that are exhibits to the Registration Statement).

Kinsale Capital Group, Inc.
August 13, 2019

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Base Prospectus, the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY